Exhibit 1












                           FINANCIAL STATEMENTS

                           SADIA S.A. AND SUBSIDIARIES


                           DECEMBER 31, 2002 AND 2001
                           WITH REPORT OF INDEPENDENT AUDITORS

                           SADIA S.A. AND SUBSIDIARIES

                          AUDITED FINANCIAL STATEMENTS

                           December 31, 2002 and 2001



                                    Contents



Report of Independent Auditors.................................................1

Balance Sheets.................................................................2
Statements of Income...........................................................4
Statements of Changes in Shareholders' Equity..................................5
Statements of Changes in Financial Position....................................6
Notes to Financial Statements..................................................7

A FREE TRANSLATION FROM PORTUGUESE INTO ENGLISH OF REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENTS PREPARED IN BRAZILIAN CURRENCY IN ACCORDANCE WITH THE ACCOUNTING PRACTICES ADOPTED IN BRAZIL
--------------------------------------------------------------------------------


                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
SADIA S.A.


We have audited the accompanying balance sheets of SADIA S.A. AND SADIA S.A. AND SUBSIDIARIES as of December 31, 2002 and 2001, prepared in accordance with the accounting practices adopted in Brazil, and the related statements of income, shareholders' equity and changes in financial position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements.

Our audits were conducted in accordance with generally accepted auditing standards in Brazil and included: a) the planning of our work, taking into consideration the materiality of balances, the volume of transactions and the accounting and internal control systems of the Company; b) the examination on a test basis of documentary evidence and accounting records supporting the amounts and disclosures in the financial statements; and c) an assessment of the accounting practices used and significant estimates made by management, as well as an evaluation of the overall financial statement presentation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SADIA S.A. AND SADIA S.A. AND SUBSIDIARIES at December 31, 2002 and 2001, and the results of their operations, changes in their shareholders' equity and changes in their financial position for the years then ended, in accordance with the accounting practices adopted in Brazil.


                           Concordia, January 31, 2003


                                  ERNST & YOUNG
                          Auditores Independentes S.C.
                            CRC 2SP015199/0-6 "S" SC


                              Sergio Ricardo Romani
                                     Partner

A FREE TRANSLATION FROM PORTUGUESE INTO ENGLISH OF FINANCIAL STATEMENTS PREPARED IN BRAZILIAN CURRENCY IN ACCORDANCE WITH THE ACCOUNTING PRACTICES ADOPTED IN BRAZIL
--------------------------------------------------------------------------------

                           SADIA S.A. AND SUBSIDIARIES

                                 BALANCE SHEETS
                           December 31, 2002 and 2001
                             (In thousands of reais)


                                                             COMPANY                     CONSOLIDATED
                                                   ----------------------------- ------------------------------
                                                       2002           2001           2002            2001
                                                   -------------- -------------- -------------- ---------------
ASSETS
CURRENT ASSETS:
  Cash                                                 131,850         28,628        142,983          45,930
  Financial investments                              1,000,486        216,678      1,169,801         308,608
  Trade accounts receivable - domestic market          192,308        192,917        192,487         208,615
  Trade accounts receivable - foreign market           385,449        278,892        222,725         186,915
  Allowance for doubtful accounts                      (25,663)       (13,018)       (40,504)        (20,622)
  Recoverable taxes                                    127,559         33,169        130,586          60,334
  Inventories                                          859,075        511,068        877,366         661,637
  Other receivables                                     42,998         47,580         53,584          69,183
  Assets available for sale                             11,866         13,886         11,879          33,980
  Prepaid expenses                                       3,467          5,135          5,393           5,935
  Deferred tax credits                                  26,536         20,178         26,536          43,470
                                                    -----------------------------------------------------------
Total current assets                                 2,755,931      1,335,113      2,792,836       1,603,985

NONCURRENT ASSETS:
  Receivables from related parties                      26,337              -              -               -
  Financial investments                                153,674         43,679      1,002,352         611,850
  Compulsory loans - Eletrobras                            495            485            495             485
  Deposits in court                                     69,044         55,819         69,044          56,713
  Recoverable taxes                                    112,440         24,709        113,701          28,272
  Deferred tax credits                                  47,008         45,349         47,657          50,154
  Pension plan                                          51,840         51,084         51,840          51,084
  Assets available for sale                             20,801              -         20,801               -
  Other receivables                                     10,575         14,720         10,731          17,917
                                                   ------------------------------------------------------------
                                                       492,214        235,845       1316,621         816,475

PERMANENT ASSETS:
  Investments                                          321,099        640,271         12,512          11,331
  Property, plant and equipment                        894,572        579,045        902,918         891,502
  Deferred charges                                     105,748        131,752        107,018         134,025
                                                   ------------------------------------------------------------
                                                     1,321,419      1,351,068      1,022,448       1,036,858

                                                   ------------------------------------------------------------
TOTAL ASSETS                                         4,569,564      2,922,026      5,131,905       3,457,318
                                                   ============================================================


                                                             COMPANY                     CONSOLIDATED
                                                   ------------------------------------------------------------
                                                       2002           2001           2002            2001
                                                   ------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Loans and financing                                1,477,348        447,707      2,002,504         929,461
  Trade accounts payable                               245,860        225,007        250,400         175,752
  Advances from customers                               17,023         17,139            890           2,163
  Salaries and social charges payable                   14,278         10,300         14,634          12,748
  Taxes payable                                         41,187         32,752         46,645          37,934
  Dividends                                             55,666         52,793         55,666          52,793
  Provision for vacations pay                           42,192         30,081         42,328          36,122
  Deferred taxes                                           843            715            843             715
  Other payables                                       106,987         71,467        139,639          88,916
                                                   ------------------------------------------------------------
Total current liabilities                            2,001,384        887,961      2,553,549       1,336,604

NONCURRENT LIABILITIES:
  Loans and financing                                1,197,077        794,946      1,205,160         889,767
  Taxes payable                                             93          4,177          1,217           5,045
  Provision for contingencies                           54,927         39,874         57,273          56,789
  Provision for loss on investments                         28         11,111              -               -
  Due to affiliated companies                                -         16,505              -               -
  Deferred taxes                                        25,216         41,797         25,216          41,797
  Other payables                                        27,151          4,056         27,473           5,184
                                                   ------------------------------------------------------------
                                                     1,304,492        912,466      1,316,339         998,582

MINORITY INTEREST IN SUBSIDIARIES                            -              -            363             533

SHAREHOLDERS' EQUITY:
  Capital                                              700,000        700,000        700,000         700,000
  Income reserves                                      468,413        308,954        468,413         308,954
  Treasury shares                                        (198)          (198)          (198)           (198)
  Retained earnings                                     95,473        112,843         93,439         112,843
                                                   ------------------------------------------------------------
                                                     1,263,688      1,121,599      1,261,654       1,121,599


                                                   ------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           4,569,564      2,922,026      5,131,905       3,457,318
                                                   ============================================================

See accompanying notes.

                           SADIA S.A. AND SUBSIDIARIES

                              STATEMENTS OF INCOME
                     Years ended December 31, 2002 and 2001
              (In thousands of reais, except per share information)


                                                             COMPANY                      CONSOLIDATED
                                                  --------------------------------------------------------------
                                                       2002            2001           2002            2001
                                                  --------------------------------------------------------------
Gross operating revenue:
  Domestic market                                      2,631,001       2,218,197      2,729,894       2,497,861
  Foreign market                                       1,771,902       1,346,249      1,959,380       1,519,215
                                                  --------------------------------------------------------------
                                                       4,402,903       3,564,446      4,689,274       4,017,076
Sales deductions:
  Value-added tax on sales                             (378,067)       (261,393)      (399,717)       (300,825)
  Sales deductions                                      (20,481)        (25,430)       (50,714)        (81,426)

                                                  --------------------------------------------------------------

Net operating revenue                                  4,004,355       3,277,623      4,238,843       3,634,825

Cost of goods sold                                   (2,961,394)     (2,256,714)    (2,938,999)     (2,359,521)
                                                  --------------------------------------------------------------
Gross profit                                           1,042,961       1,020,909      1,299,844       1,275,304

Operating income (expenses):
   Selling expenses                                    (768,411)       (568,967)      (882,796)       (712,365)
   Management compensation                               (9,555)         (9,045)        (9,555)         (9,045)
   General and administrative expenses                  (43,550)        (38,698)       (44,736)        (44,024)
   Other operating income (expenses)                    (18,636)         (6,859)       (23,827)        (15,202)
   Financial income (expenses), net                    (239,024)       (252,230)      (183,363)       (248,372)
   Equity pickup                                         217,806         126,165         88,354          10,591
                                                  --------------------------------------------------------------
Operating income                                         221,591         271,275        243,921         256,887

Nonoperating income (expenses)                               591         (2,139)          1,463           2,982

                                                  --------------------------------------------------------------

Income  before  income and  social  contribution
taxes                                                    222,182         269,136        245,384         259,869

Current income and social contribution taxes               3,653        (38,480)            325        (38,895)
Deferred income and social contribution taxes             34,580        (19,427)         12,724         (8,880)
Employees' profit sharing                               (24,289)         (8,622)       (24,678)         (9,926)

                                                  --------------------------------------------------------------
Net income                                               236,126         202,607        233,755         202,168

Participation of minority interest                             -               -          (337)           (439)

                                                  --------------------------------------------------------------
Participation of the controlling company                 236,126         202,607        234,092         202,607
                                                  ==============================================================

Earnings  per thousand  outstanding  shares - in
reais                                                 345.87          296.77            -              -
                                                  ==============================================================


See accompanying notes.


                           SADIA S.A. AND SUBSIDIARIES

                        STATEMENT OF SHAREHOLDERS' EQUITY
                     Years ended December 31, 2002 and 2001
                             (In thousands of reais)


                                                                          INCOME RESERVES
                                                         ---------------------------------------------------
                                                                                             RESEARCH AND
                                                              LEGAL           EXPANSION       DEVELOPMENT
                                            CAPITAL          RESERVE           RESERVE          RESERVE
                                        ---------------- ----------------- ---------------- ----------------

Balances at December 31, 2000                   700,000            10,986          139,254           36,312
   Prior years adjustment (Note 19)                   -                 -                -                -
   Net income for the year                            -                 -                -                -
   Appropriation of income:
      Income reserves                                 -            10,130          102,142           10,130
      Interest on shareholders' equity                -                 -                -                -
                                        ---------------- ----------------- ---------------- ----------------
Balances at December 31, 2001                   700,000            21,116          241,396           46,442
   Pension Plan                                       -                 -                -                -
   Net income for the year                            -                 -                -                -
   Appropriation of income:
      Income reserves                                 -            10,806          135,847           11,806
      Interest on shareholders' equity                -                 -                -                -
                                        ---------------- ----------------- ---------------- ----------------
Balances at December 31, 2002                   700,000            32,922          377,243           58,248
                                        ================ ================= ================ ================



                                                                                TOTAL
                                        TREASURY SHARES      RETAINED       SHAREHOLDERS'
                                                              EARNING          EQUITY
                                        ----------------- ---------------- ----------------

Balances at December 31, 2000                      (198)           61,759          948,113
   Prior years adjustment (Note 19)                    -           51,084           51,084
   Net income for the year                             -          202,067          202,067
   Appropriation of income:
      Income reserves                                  -        (122,402)                -
      Interest on shareholders' equity                 -         (80,205)         (80,205)
                                        ----------------- ---------------- ----------------
Balances at December 31, 2001                      (198)          112,843        1,121,599
   Pension Plan                                        -         (17,370)           17,370
   Net income for the year                             -          236,126          236,126
   Appropriation of income:
      Income reserves                                  -        (159,459)                -
      Interest on shareholders' equity                 -         (76,667)         (76,667)
                                        ----------------- ---------------- ----------------
Balances at December 31, 2002                      (198)           95,473        1,263,688
                                        ================= ================ ================


See accompanying notes.


                           SADIA S.A. AND SUBSIDIARIES

                   STATEMENTS OF CHANGES IN FINANCIAL POSITION
                     Years ended December 31, 2002 and 2001
                             (In thousands of reais)


                                                             COMPANY                      CONSOLIDATED
                                                  --------------------------------------------------------------
                                                       2002           2001            2002            2001
                                                  --------------------------------------------------------------

SOURCES OF WORKING CAPITAL
From operations:
   Net income for the year                               236,126        202,607      233,755         202,168
   Items that do not affect working capital:
      Minority interest in operating results                   -              -          337             439
      Depreciation, amortization and depletion           113,924         96,649      122,485         114,652
      Long-term interest and variations                  235,917         70,026     (47,784)          29,443
      Result of disposal of permanent assets               5,618          5,668        4,471             325
      Equity pickup                                    (217,681)      (126,748)     (89,314)        (11,174)
      Provision  for  income  taxes  on  foreign               -         38,480            -          38,480
income
      Deferred tax credits                              (18,240)         18,752     (14,084)          31,497
                                                  --------------------------------------------------------------
                                                         355,664        305,434      209,866         405,830
From third parties:
   Sale of permanent assets                                3,025         48,839        4,353          67,059
   Dividends / interest on stockholders' equity            3,195          2,868            -               -
   Tax incentives                                              -              -            -             583
   Increase in liabilities / decrease in assets         (11,795)        357,795     (30,224)         389,511
   Transfer from permanent to current assets               2,398              -        3,300             590
   Incorporated working capital - Granja Rezende         184,425              -            -               -
                                                  --------------------------------------------------------------
Total sources of working capital                         536,912        714,936      187,295         863,573

APPLICATIONS OF WORKING CAPITAL
Investment acquisitions                                   15,505          1,949            -           1,949
Property, plant and equipment acquisitions               111,550         68,473      111,927          81,151
Additions to deferred charges                              8,425         25,282        9,425          27,400
Dividends  / interest  on  stockholders'  equity          76,667         80,205       76,667          80,205
paid
Pension Plan                                              17,370              -       17,370               -
Transfer from current to permanent assets                      -          1,823            -           4,354
                                                  --------------------------------------------------------------
Total applications of working capital                    229,517        177,732      215,389         195,059

                                                  --------------------------------------------------------------
Working capital increase (deficiency)                    307,395        537,204     (28,094)         668,514
                                                  ==============================================================

Change in working capital
   At end of year                                        754,547        447,152      239,287         267,381
   At beginning of year                                  447,152       (90,052)      267,381       (401,133)
                                                  --------------------------------------------------------------
Working capital increase (deficiency)                    307,395        537,204     (28,094)         668,514
                                                  ==============================================================

See accompanying notes.

                           SADIA S.A. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
                             (In thousands of reais)



1.  OPERATIONS

     The Company's principal business purpose is the production and distribution of poultry and pork products that are traded in Brazil and abroad. The Company's operations are organized in three major segments; namely: industrialized products, poultry (chickens and turkeys) and pork. The industrialized products segment has been the principal focal point of the Company's investments in the last years and comprises products such as refrigerated pizzas and pasta, frozen food, margarine, industrialized poultry and pork by-products, breaded products, a diet line and products sold sliced and in portions.

     With a view to increasing its market share in Brazil and abroad, the Company has been making new partnerships involving the participation in new companies, as well as commercial agreements in Brazil and abroad.

     As decided in the Special General Meeting of August 30, 2002, the Board of Directors approved the merger with the subsidiary company Granja Rezende S.A. The merger was based on studies which indicated a resulting economy in administrative and operating activities, with financial and tax effects.

     This merger impaired comparability of the Company's financial statements, however, comparison is possible through the consolidated financial statements.

                   GRANJA REZENDE S.A.'S MERGER BALANCE SHEET
--------------------------------------------------------------------------------

Current assets        340,334        Current liabilities                155,909
Noncurrent assets      22,234        Noncurent liabilities               93,094
Permanent assets      294,713        Shareholders' equity               408,278
                                     Capital and reserves                59,384
                                     Accumulated deficit              (198,714)
                                     Net income for the year             47,608
                    --------------                                --------------
Total assets          657,281        Total liabilities and equity       657,281
                    ==============                                ==============

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


2.   PREPARATION AND PRESENTATION OF THE FINANCIAL STATEMENTS

     The financial statements are the responsibility of the Company's management and were prepared in compliance with the provisions of Brazil's Corporation Law and the norms of the Brazilian Securities Commission - CVM.

     To allow better comparability between the 2002 and 2001 financial statements, we set out below the amount of employees' profit sharing for 2001, posted to operating expenses:


                                               COMPANY                           CONSOLIDATED
                                 -------------------------------------------------------------------------
                                  2001 PUBLISHED       2001 (*)        2001 PUBLISHED       2001 (*)
                                 -------------------------------------------------------------------------
Statement of income accounts
   Cost of goods sold               (2,256,714)      (2,250,042)        (2,359,521)       (2,352,327)
   Selling expenses                   (568,967)        (563,457)          (712,365)         (706,404)
   Administrative expenses             (38,698)         (35,880)           (44,024)          (41,020)
   Employees' profit sharing            (8,622)         (23,622)            (9,926)          (26,085)

(*) With effect of reclassification of employees' profit sharing


3.   SUMMARY OF THE PRINCIPAL ACCOUNTING PRACTICES

     a) Operating results

         Income and expenses are recognized on the accrual basis.

     b) Financial investments

         Financial investments in local currency comprise principally investment funds, bank deposit certificates and National Treasury securities recorded at cost plus earnings to the balance sheet date, not exceeding market value.

         Financial investments in foreign currency refer basically to Brazil C Bearer Bonds, Brazil Global 09 and National Treasury Notes recorded at acquisition cost plus interest earned and the realization of the investment discount based on the time between acquisition and maturity. These notes are classified based on the respective expected redemption and comparison with market value is presented in Note 16 b).

         These investments further include, net amounts receivable or payable of swap contracts stated at contractual amounts updated by gain or loss to balance sheet date, not exceeding market value.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


3.   SUMMARY OF THE PRINCIPAL ACCOUNTING PRACTICES (Continued)

     c) Allowance for doubtful accounts

         The allowance for doubtful accounts is calculated based on estimated losses in an amount considered sufficient to cover possible losses on receivables.

     d)  Inventories

         Are stated at average acquisition or production cost, not exceeding replacement or realizable value. The elimination of unrealized result in consolidated inventories is stated in item j) below.

     e)  Investments

         Investments in subsidiaries are valued by the equity method in the Company's statements, based on their equities on the same date, presented in Note 7, and applying the same accounting practices. The gains or losses due to changes in the participation percentages are presented in nonoperating results.

         The financial information of foreign subsidiaries is translated into Brazilian reais, based on the following criteria:

          o Balance sheet accounts at the exchange rate at the end of the period.

          o Statement of income accounts at the exchange rate at the end of each month.

         Other investments are stated at acquisition cost, inflation adjusted until December 31, 1995, reduced by an adjustment to cover losses considered permanent.


     f) Property, plant and equipment

         Are stated at acquisition or construction cost, less accumulated depreciation, inflation adjusted until December 31, 1995. Depreciation is computed by the straight-line method at annual rates taking into consideration the useful economic life of the assets, adjusted for the number of operating shifts, as shown in Note 8.

         Interest incurred on construction projects financing, modernization and expansion of industrial units is allocated to the costs of the corresponding construction in progress.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


3.   SUMMARY OF THE PRINCIPAL ACCOUNTING PRACTICES (Continued)

     g)  Deferred charges

         Represent pre-operating costs incurred in the implantation of management software, plant expansion and modernization, amortizable over a 5-year period as of the start of production.

     h) Current and noncurrent liabilities

         Current and noncurrent liabilities are stated at known or estimated amounts increased by charges as well as monetary and exchange variation through to the balance sheet date.

     i) Income and social contribution taxes

         Are computed on a monthly basis at the tax rates in force.

         The reconciliation of income and social contribution taxes as well as the deferred income and social contribution taxes on loss carryforwards and timing differences are shown in Note 13.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


3.   SUMMARY OF THE PRINCIPAL ACCOUNTING PRACTICES (Continued)

     j) Consolidated financial statements

         The consolidated financial statements include the accounts of the Company and its direct and indirect subsidiaries, as shown in Note 7a). The consolidated financial statements consider the elimination of investments in proportion to the participation of the controlling companies in shareholders' equity of the subsidiaries and of intercompany account balances and operating results. Minority interest is presented separately in the consolidated balance sheet and statement of income.

         Reconciliation of shareholders' equity and net income of the Company and consolidated at December 31, 2002 is as follows.


                                                                           Shareholders'
                                                         Net income            equity
                                                            2002                2002
                                                     ----------------------------------------
Financial Statements - Company                                  236,126            1,263,688
   Elimination of unrealized profits on inventories
   in intercompany operations.                                  (2,683)              (2,683)
   Taxes on unrealized profits                                      649                  649
                                                     ----------------------------------------
Financial Statements - Consolidated                             234,092            1,261,654
                                                     ========================================

     k)  Employees' benefits

         Future employees' benefits are recorded based on actuarial studies prepared annually.

                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


4.   FINANCIAL INVESTMENTS AND MARKETABLE SECURITIES

                                       INTEREST
                                       % (ANNUAL          COMPANY                     CONSOLIDATED
                                        AVERAGE)  ------------------------------------------------------------
                                                     2002           2001          2002           2001
                                       -----------------------------------------------------------------------
Short-term
LOCAL CURRENCY
Bank deposit certificates                23.98            723,999            -        723,999               -
Investment funds                         23.72            173,263      156,545        201,243         183,911
Others                                                        501          106            501             106
                                                  ------------------------------------------------------------
                                                          897,763      156,651        925,743         184,017
FOREIGN CURRENCY
Overnight                                 2.45                  -            -        116,504          40,221
Receivables - Swap                                         45,720            -         45,720           7,113
                                                  ------------------------------------------------------------
                                                           45,720            -        162,224          47,334
                                                  ------------------------------------------------------------
                                                          943,483      156,651      1,087,967         231,351
SHORT-TERM PORTION OF LONG-TERM INVESTMENTS
FOREIGN CURRENCY
National Treasury Notes                  10.63             57,003       60,027         57,003          60,027
Brazil Global 09                         12.72                  -            -         17,176          12,314
Brazil C Bearer Bonds                    12.96                  -            -          7,527           4,916
Global Notes                             10.00                  -            -            128               -
                                                  ------------------------------------------------------------
                                                           57,003       60,027         81,834          77,257
                                                  ------------------------------------------------------------
TOTAL SHORT-TERM                                        1,000,486      216,678      1,169,801         308,608
                                                  ============================================================

Long-term investments
FOREIGN CURRENCY
Brazil Global 09                         12.72                  -            -        622,753         413,798
Brazil C Bearer Bonds                    12.97                  -            -        234,728         150,661
Receivables - Swap                                         75,777            -         75,777               -
National Treasury Notes                  10.63             67,579      103,004         67,579         103,004
Global Notes                             10.00                  -            -         16,028          10,532
                                                  ------------------------------------------------------------
                                                          143,356      103,004      1,016,865         677,995
LOCAL CURRENCY
National Treasury Securities             12.00             14,524            6         14,524          10,416
Bank deposit certificates                23.98             52,101            -         52,101               -
Others                                                        696          696            696             696
                                                  ------------------------------------------------------------
                                                           67,321          702         67,321          11,112
                                                  ------------------------------------------------------------
TOTAL LONG-TERM                                           210,677      103,706      1,084,186         689,107
Short-term portion of long-term
investments                                              (57,003)     (60,027)       (81,834)        (77,257)
                                                  ------------------------------------------------------------
LONG-TERM PORTION                                         153,674       43,679      1,002,352         611,850
                                                  ============================================================

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousand of reais)


4.   FINANCIAL INVESTMENTS AND MARKETABLE SECURITIES (Continued)

     The short and long-term investments in foreign currency are linked to the exchange rate variation of the U.S. dollar.

     The maturity schedule as of December 31, 2002 for long-term investments is as follows:

                                                         COMPANY   CONSOLIDATED
                                                    ----------------------------
MATURITY                                                   2002        2002
                                                    ----------------------------

     Short-term portion of long-term investments         57,003       81,834
     2004                                                63,772       69,538
     2005                                                25,529       47,213
     2006                                                44,933       62,365
     2007                                                     -       27,884
     2008                                                 4,220       32,104
     2009 onwards                                        15,220      763,248
                                                    ----------------------------
                                                    ----------------------------
                                                        210,677    1,084,186
                                                    ============================


5.   INVENTORIES

                                                    COMPANY                    CONSOLIDATED
                                         -----------------------------------------------------------
                                               2002            2001         2002            2001
                                         -----------------------------------------------------------

Finished goods and products for resale       191,308         157,574      209,163         184,791
Livestock and poultry                        413,904         193,767      413,904         274,115
Raw materials                                124,774          67,410      124,806          88,747
Storeroom                                     24,991          24,369       24,991          32,135
Packaging materials                           31,188          25,848       31,188          27,174
Stock in transit                               2,480          16,741        2,882          19,221
Work in process                               67,580          23,034       67,580          30,422
Advances to suppliers                            647           1,465          649           4,172
Imports in transit                             2,203             860        2,203             860
                                         -----------------------------------------------------------
                                             859,075         511,068      877,366         661,637
                                         ===========================================================


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousand of reais)


6.   RECOVERABLE TAXES

                                                     COMPANY                   CONSOLIDATED
                                            ---------------------------------------------------------
                                                   2002          2001            2002           2001
                                            ---------------------------------------------------------
IPI                                              152,308        31,823          152,662       35,897
ICMS                                              63,839         9,401           65,665       34,147
Income and social contribution taxes              17,720        14,522           19,731       16,379
Others                                             6,132         2,132            6,229        2,183
                                            ---------------------------------------------------------
                                                 239,999        57,878          244,287       88,606
                                            =========================================================
SHORT-TERM PORTION                               127,559        33,169          130,586       60,334
LONG-TERM PORTION                                112,440        24,709          113,701       28,272

     IPI

     Corresponds to IPI tax credit on packaging and other materials and the special IPI tax credit for reimbursement of PIS/PASEP and COFINS taxes on exports.

     In 2002, the Company recorded R$120,341 referring to favorable outcome on a tax suit claiming the benefit of IPI credit premium, under Decree Law No. 491/69, for the period 1981 to1990, see Note 12.

     ICMS

     The balance to be compensated with taxes of the same nature generated by operations at various plants.

     Income and social contribution taxes

     Represent income tax withholding on financial investments and income and social contribution tax prepayments via offsetting against federal taxes.

                        SADIA S.A. E EMPRESAS CONTROLADAS

                           December 31, 2002 and 2001
                             (In thousands of reais)


7.   INVESTMENTS

     a)  Shareholdings

         Consolidated direct or indirect subsidiaries and the corresponding shareholdings of the Company are as follows:

          Sadia International Ltd.                          100.00%
          Sadia Uruguay S.A.                                100.00%
          Sadia Argentina S.A.                                0.02%
          Sadia Chile S.A.                                   60.00%
          Sadia Argentina S.A.                               99.98%
          Sadia Italia S.R.L.                                99.99%
          Churrascaria Beijing Brazil Ltd. (*)               50.00%
          Concordia Foods Ltd. (*)                           50.00%
          Sadia Europe Ltd.                                 100.00%
          Concordia S.A. C.V.M.C.C.                         99.999%
          Rezende Oleo Ltda.                                100.00%
          Rezende Marketing e Comunicacoes Ltda.              0.09%
          Concordia S.A. C.V.M.C.C.                          0.001%
          Rezende Marketing e Comunicacoes Ltda.             99.91%
          Sadia G.M.B.H.                                    100.00%
          Laxness F. C. P. A. S.A.                          100.00%
          EzFood Servicos S.A. (*)                           33.33%
          ---------------------------------------------------------
          (*) "Joint-Ventures"


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousand of reais)


7.   INVESTMENTS (Continued)

     b)  Investment breakdown




                                                        NET INCOME                  INVESTMENTS AT
                                                        (LOSS) FOR                ---------------------------
Subsidiaries                   OWNERSHIP   NET EQUITY    THE YEAR    EQUITY PICKUP     2002         2001
                               ------------------------------------------------------------------------------
Sadia International Ltd.         100.00%      159,244     (22,730)         43,980        159,244     115,265
Concordia S.A. Cor. Val. Mob.
  Cambio e Commodities           99.999%       35,960        5,549          6,793         35,960      32,327
Sadia G.M.B.H.                   100.00%      123,207      119,870        123,131        123,207           -
Granja Rezende S.A. (*)          100.00%            -       47,608         47,608              -     490,412
Rezende Oleo Ltda.               100.00%            -        (401)        (1,734)              -           -
Rezende Marketing e Comun.
  Ltda.                          99.91%             -          (2)              -              -           -
BRF Trading S.A.                 50.00%             -            -              9              -          50
EzFood Servicos S.A.             33.33%         3,913      (6,317)        (2,106)          1,304         845
                                                                   ------------------------------------------
Total in subsidiaries                                                     217,681        319,715     638,899
                                                                   ------------------------------------------
Other investments                                                               -          1,384       1,372
                                                                   ------------------------------------------
Total investments of the
  company                                                                 217,681        321,099     640,271
                                                                   ------------------------------------------
Other investments of
   subsidiaries/affiliates                                                      -         11,128       9,959
Investments not
    consolidated                                                        (128,367)      (319,715)   (638,899)
                                                                   ------------------------------------------
Total consolidated
    investments                                                            89,314         12,512      11,331
                                                                   ==========================================

       (*) Company merged on August 30, 2002.

     c)  Equity pickup

         Company: - investments, valued by the equity method, generated a net accumulated gain at December 31, 2002 of R$217,681; (operating of R$217,806, gain on the translation of investments in foreign currency of R$69,971, loss on investments of R$1,372 and nonoperating of R$1,247).

         Consolidated: - investments, valued by the equity method, generated net accumulated gain at December 31, 2002 of R$89,314; (operating of R$88,354, referring to gain on the translation of investments in foreign currency, recorded as operating result, loss on investment of R$287 and nonoperating of R$1,247).


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


8.   PROPERTY, PLANT AND EQUIPMENT

                                          COMPANY                                    CONSOLIDATED
                         -------------------------------------------------------------------------------------------
                                       2002                 2001                   2002                    2001
                         -------------------------------------------------------------------------------------------
                  AVERAGE             DEPRE-    RESIDUAL  RESIDUAL                DEPRE-     RESIDUAL    RESIDUAL
                   RATE     COST     CIATION     VALUE      VALUE        COST     CIATION     VALUE       VALUE
                  --------------------------------------------------------------------------------------------------

Machinery and      15%   761,911     (421,140) 340,771    275,513     769,675     (424,752)   344,923   345,022
equipment
Buildings           4%   674,162     (269,750) 404,412    197,708     678,849     (270,456)   408,393   420,418
Installations      10%   166,161      (94,813)  71,348     67,588     166,244      (94,833)    71,411    70,972
Vehicles           27%    18,656      (12,917)   5,739      5,614      18,710      (12,927)     5,783     5,910
Forestation and     -     14,276       (5,002)   9,274      7,867      14,276       (5,002)     9,274     9,080
reforestation
Trademarks and     10%     1,963         (952)   1,011        899       1,977         (952)     1,025     1,129
patents
Others              -        227          (89)     138          -         785         (557)       228       141
Construction in     -     54,495             -  54,495     19,331      54,495             -    54,495    33,150
progress
Advances to         -      7,384             -   7,384      2,941       7,386             -     7,386     3,426
suppliers
Rights of use       -          -             -       -      1,584           -             -         -     2,254
                         -------------------------------------------------------------------------------------------
                         1,699,235   (804,663) 894,572    579,045   1,712,397     (809,479)   902,918   891,502
                         ===========================================================================================

     The portion of interest incurred in the financing of modernization projects and expansion of the industrial units was recorded in cost of the respective construction in progress in the amount of R$5,768 (R$2,499 in 2001).

     The Company maintains certain assets for sale, mainly related to the discontinued operations of Lapa Alimentos and the Granja Rezende administrative center, in addition to other assets considered inadequate for current operations, for their net realizable value.

     At December 31, 2002, the estimated realizable value was R$35,168 (R$44,669 in 2001), already deducted the costs to be incurred in the sale, R$32,680 of this amount (R$33,980 in 2001) is classified as assets held for sale (short-term - R$11,879 and long-term - R$20,801). The remaining assets, in the amount of R$2,488 are leased, remaining classified in property, plant and equipment. Company management has been developing initiatives for the sale of these assets in the short run.

     The assets sold during 2002, for R$7,530 (R$67,059 in 2001), generated loss of R$5,293 (loss of R$325 before income and social contribution taxes in 2001), recorded in other nonoperating revenues and expenses in the consolidated statement of income.


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


9.   DEFERRED CHARGES

                                               COMPANY                                 CONSOLIDATED
                             --------------------------------------------------------------------------------------
                      RATE                  2002                 2001                  2002                2001
                     ----------------------------------------------------------------------------------------------
                                                     RESIDUAL  RESIDUAL                          RESIDUALRESIDUAL
                                COST    AMORTIZATION   VALUE     VALUE     COST    AMORTIZATION   VALUE    VALUE
                             --------------------------------------------------------------------------------------

Preoperating           20%      224,380  (121,384)   102,996    128,709    231,627   (127,406)    104,221  130,931
expenses
Products               20%        8,524    (5,818)     2,706      2,972      8,524     (5,818)      2,706    2,972
development
Others                 20%           57       (11)        46         71        130        (39)         91      122
                             --------------------------------------------------------------------------------------
                                232,961  (127,213)   105,748    131,752    240,281   (133,263)    107,018  134,025
                             ======================================================================================


10.  LOANS AND FINANCING - SHORT-TERM

                                                               COMPANY              CONSOLIDATED
                                                       -----------------------------------------------
                                                          2002        2001        2002        2001
                                                       -----------------------------------------------
SHORT-TERM
FOREIGN CURRENCY
Credit  lines for the  development  of foreign  trade,
with interest rate from 2% to 5.39 % p.a.,  guaranteed
by promissory notes or sureties.                                 -           -     522,065    461,735

Advance  on  Foreign  Exchange  Contracts  subject  to
Libor  -  06  months  (1.39%  in  December  2002)  and
interest  of  4.92%  p.a.,  guaranteed  by  promissory
notes or sureties.                                         740,876      65,954     740,876     65,954

Payables - Swap                                                  -      24,389           -     24,389
                                                       -----------------------------------------------
                                                           740,876      90,343   1,262,941    552,078
LOCAL CURRENCY
Rural  lines of credit and loans for  working  capital     191,709     192,987     191,709    206,627
with interest of 8.75% p.a.
                                                       -----------------------------------------------
                                                           191,709     192,987     191,709    206,627
                                                       -----------------------------------------------
                                                           932,585     283,330   1,454,650    758,705
SHORT-TERM PORTION OF LONG-TERM DEBT
FOREIGN CURRENCY

IFC - (International Finance Corporation) funding in
foreign currency for investments payable in
installments, of which R$ 48,663 is subject to interest
at the rate of 8.52% p.a., R$ 10,324 at 9.05% and R$
7,634 subject to Libor variation for 6-month deposits
(1.39% in December 2002) plus annual interest of 2.5%,
guaranteed by real estate mortgages.                       66,621      49,153      66,621     49,153

Export  financing  composed by  prepayment  subject to
Libor   variation  for  6-month   deposits  (1.39%  in
December   2002)  plus   annual   interest  of  4.15%,
guaranteed by promissory notes or sureties.                 98,670           -      98,670          -

BNDES   (National   Bank  for   Economic   and  Social
Development),   credit  lines  for   investments   and
exports,  composed as follows:  FINEM in the amount of
R$25,327  subject  to  weighted  average  of  exchange
variation of currencies  traded by BNDES - UMBNDES and
fixed  interest of 3.50% and FINAME EXIM in the amount
of R$7,146  subject to  weighted  average of  exchange
variation of currencies  traded by  BNDES-UMBNDES  and
fixed  interest of 3.86%,  guaranteed by mortgage bond
and real estate mortgage.                                   32,473      17,173      32,473     17,173

Others                                                       8,431       9,779      11,522      9,787
                                                       -----------------------------------------------
                                                           206,195      76,105     209,286     76,113


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


10.  LOANS AND FINANCING - SHORT-TERM (Continued)

                                                               COMPANY              CONSOLIDATED
                                                       -----------------------------------------------
                                                          2002        2001        2002        2001
                                                       -----------------------------------------------
LOCAL CURRENCY
BNDES   (National   Bank  for   Economic   and  Social
Development),   credit  lines  for   investments   and
exports,  composed  as  follows:  FINAME in the amount
of R$ 6,387  subject to Long-Term  Interest Rate -TJLP
(10.0% p.a. in  December  2002) and  interest of 3.15%
p.a.,   FINAME-EXIM   in  the  amount  of  R$  303,272
subject to TJLP  (10.0%  p.a.  in  December  2002) and
interest  of 2.22% p.a.  and FINEM in the amount of R$
22,457  subject to TJLP (10.0% p.a. in December  2002)
and  interest  of 3.49% p.a.,  guaranteed  by mortgage
bond and real estate mortgage.                             332,116      88,272     332,116     90,153

PESA  -  Special  Aid  for  Agribusiness   payable  in
installments,  subject  to IGPM  variation  and annual
interest of 9.89% p.a., guaranteed by sureties.              6,120           -       6,120      4,490
Others                                                         332           -         332          -
                                                       -----------------------------------------------
                                                           338,568      88,272     338,568     94,643
                                                       -----------------------------------------------
                                                           544,763     164,377     547,854    170,756
                                                       -----------------------------------------------
TOTAL SHORT-TERM                                         1,477,348     447,707   2,002,504    929,461
                                                       ===============================================

     At December 31, 2002 and 2001, the weighted average interest on short-term loans was 5.12% and 8.42% p.a., respectively.


11.  LOANS AND FINANCING - LONG-TERM

                                                                  COMPANY              CONSOLIDATED
                                                          ------------------------------------------------
                                                             2002        2001        2002        2001
                                                          ------------------------------------------------
FOREIGN CURRENCY
IFC - (International Finance Corporation) funding in
foreign currency for investments payable in
installments up to 2008, of which R$ 340,161 is subject
to interest at the rate of 8.52% p.a., R$ 72,156 at
9.05% and R$ 7,634 subject to Libor variation for
6-month deposits (1.39% in December 2002) plus annual
interest of 2.5%, guaranteed by real estate mortgages.        419,951     332,569     419,951     332,569

Export  financing  composed  by  prepayment,  payable  in
installments  up to 2006,  subject to Libor variation for
6-month  deposits  (1.39% in  December  2002) plus annual
interest  of 4.15%,  guaranteed  by  promissory  notes or
sureties.                                                     527,345     187,534     527,345     187,534

BNDES (National Bank for Economic and Social
Development), credit lines for investments and exports,
payable from 2003 to 2008, composed as follows: FINEM
in the amount of R$87,912 subject to weighted average
of exchange variation of currencies traded by BNDES -
UMBNDES and fixed interest of 3.50% and FINAME EXIM in
the amount of R$54,517 subject to weighted average of
exchange variation of currencies traded by
BNDES-UMBNDES and fixed interest of 3.86%, guaranteed
by mortgage bond and real estate mortgage.                    142,429      66,109     142,429      66,109

Others                                                         25,077      26,215      36,251      33,222
                                                          ------------------------------------------------
                                                            1,114,802     612,427   1,125,976     619,434


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


11. LOANS AND FINANCING - LONG-TERM (Continued)

                                                                  COMPANY              CONSOLIDATED
                                                          ------------------------------------------------
                                                             2002        2001        2002        2001
                                                          ------------------------------------------------
LOCAL CURRENCY
BNDES    (National   Bank   for   Economic   and   Social
Development),  credit lines for  investments and exports,
payable  from 2003 to 2008,  composed as follows:  FINAME
in the amount of R$ 21,366 subject to Long-Term  Interest
Rate -TJLP  (10.0% p.a. in  December  2002) and  interest
of 3.15%  p.a.,  FINAME-EXIM  in the amount of R$ 417,037
subject  to  TJLP  (10.0%  p.a.  in  December  2002)  and
interest  of 2.22%  p.a.  and  FINEM in the  amount of R$
80,192  subject to TJLP (10.0% p.a. in December 2002) and
interest of 3.49% p.a.,  guaranteed  by mortgage bond and
real estate mortgage.                                         518,595     346,568     518,595     356,215

PESA  -  Special   Aid  for   Agribusiness   payable   in
installments   from  2003  to  2020,   subject   to  IGPM
variation and annual  interest of 9.89% p.a.,  guaranteed
by sureties.                                                  105,130           -     105,130      84,546

Others                                                          3,313         328       3,313         328
                                                          ------------------------------------------------
                                                              627,038     346,896     627,038     441,089
                                                          ------------------------------------------------
                                                            1,741,840     959,323   1,753,014   1,060,523
Short-term portion of long-term debt                        (544,763)   (164,377)   (547,854)   (170,756)
                                                          ------------------------------------------------
TOTAL LONG-TERM                                             1,197,077     794,946   1,205,160     889,767
                                                          ================================================

     Loans and financing in foreign currency are indexed to the U.S. dollar and BNDES basket of currencies (UMBNDES).

     The IFC funding involves certain restrictive covenants for distribution of dividends additional to minimum compulsory dividends, and advanced maturity when obligations, such as certain consolidated financial ratios are not maintained. At December 31, 2002, the Company did not meet the obligation in connection with consolidated short and long-term indebtedness ratios.

     The payment schedule of noncurrent portions at December 31, 2002 is as follows:

                                              COMPANY             CONSOLIDATED
                                             ----------------------------------
MATURITY                                       2002                   2002
                                             ----------------------------------

     SHORT-TERM PORTION OF LONG-TERM DEBT           544,763            547,854
     2004                                           288,763            292,712
     2005                                           388,745            392,879
     2006                                           238,157            238,157
     2007                                            94,474             94,474
     2008                                            87,928             87,928
     2009 ONWARDS                                    99,010             99,010
                                             ----------------------------------
                                                  1,741,840          1,753,014
                                             ==================================

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


12.  CONTINGENCIES

     The Company and its subsidiaries have several claims of labor, civil and tax nature in progress, resulting from its normal business activities.

     The respective provisions for contingencies were constituted based on the evaluation by the legal counsel of claims for which an unfavorable outcome is likely. Whenever necessary, judicial deposits were made.

     Fiscal and corporate books of the Company are subject to inspection by tax authorities for different statute of limitations, according to applicable law.

     The Company management believes that the provision for contingencies shown below is sufficient to cover any losses on the judicial actions.


                                   COMPANY              CONSOLIDATED
                              2002        2001        2002        2001
                           ------------------------------------------------

   Tax litigation               27,248      17,286      29,572      27,642
   Civil litigation             16,261       9,409      16,261      15,851
   Labor claims                 11,418      13,179      11,440      13,296
                           ------------------------------------------------
                                54,927      39,874      57,273      56,789
                           ================================================

     Tax litigation

     The main tax contingencies involve the following cases:

     INCOME AND SOCIAL CONTRIBUTION TAXES:

     Provision for income and social contribution taxes set up on the acquisition of the subsidiary Granja Rezende (merged in 2002) to face a probable contingency of R$ 5,292.

     STATE VAT (ICMS):

     The Company is defendant in several administrative cases involving ICMS, mainly in the States of Sao Paulo, Rio de Janeiro and Amazonas, totaling a probable contingency estimated at R$ 17,238.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


12.  CONTINGENCIES (Continued)

     NATIONAL INSTITUTE OF SOCIAL SECURITY (INSS)

     The Company filed a contestation against collection of the contribution to the National Institute of Social Security (INSS) on salaries of third parties rendering services in civil construction work at the Uberlandia Unit, due to joint liability. This case started before the acquisition of Granja Rezende by Sadia. This contingency was estimated at R$ 3,054.

     OTHER TAX CONTINGENCIES:

     Several cases related to payment of IOF (Tax on Financial Operations), PIS (Social Integration Program Tax), COFINS (Tax for Social Security Financing) and other totaling a probable loss of R$ 3,988.

     IPI Credit Premium  - Decree Law No. 491/69

     Sadia S.A., successor of the merged companies Sadia Concordia S.A. and Frigobras Companhia Brasileira de Frigorificos S.A., has been claiming through judicial proceedings the benefit of the IPI credit premium on exports, under Decree Law No. 491/69, for the period from 1981 to 1990.

     Sadia Concordia and Frigobras obtained final unappealable decisions from the Regional Federal Court of the 1st Region, based on the decision of unconstitutionality handed down at the Plenary Meeting of the Federal Supreme Court - STF in May 2002. Based on these decisions and on the opinion of legal advisors that there is no possibility of appealing on the part of the Federal Government, the Company recognized the tax credit referring to the legal action involving Sadia Concordia and Frigobras. The amount calculated based on indexes provided for in law totals R$ 78,221, net of legal fees and before income and social contribution taxes, and was recorded as a reduction in cost of products and goods sold.

     The Company is still awaiting the judgment of the judicial proceeding involving Frigobras for the period from December 1988 to October 1990 to recognize the corresponding tax credit.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


12.  CONTINGENCIES (Continued)

     Civil Litigation

     Represents principally proceedings involving termination of partnership agreements between the Company and certain integrated producers, with estimated loss of R$ 3,579 and also claims for indemnity for losses and damages, including pain and suffering, arising from work-related accidents and consumer relations in the amount of R$6,137. Subsidiary Granja Rezende S.A. is involved in several civil claims in connection with issues related to poultry genetics matters in the amount of R$ 6,545.

     Labor Claims

     There are approximately 2003 labor claims against the Company, none of them involving significant amount on an individual basis for which a provision was set up in the amount of R$ 11,440. These claims involve mainly the payment of overtime, health exposure and hazard additionals.


13.  INCOME AND SOCIAL CONTRIBUTION TAXES

     Income and social contribution taxes were calculated at applicable rates, as follows:

     a) Reconciliation of expenses related to income and social contribution taxes


                                                                       COMPANY               CONSOLIDATED
                                                               --------------------------------------------------
                                                                  2002        2001         2002         2001
                                                               --------------------------------------------------

Income before taxation/profit sharing                             222,182     269,136      245,384      259,869
Profit sharing                                                    (24,289)     (8,622)     (24,678)      (9,926)
Interest on shareholders' equity                                  (65,063)    (80,205)     (65,063)     (80,205)
                                                               --------------------------------------------------
INCOME BEFORE INCOME AND SOCIAL CONTRIBUTION TAXES                132,830     180,309      155,643      169,738
IRPJ AND CSLL AT NOMINAL RATES                                    (45,162)    (61,305)     (52,919)     (57,711)
ADJUSTMENT TO CALCULATE THE EFFECTIVE RATES
PERMANENT DIFFERENCES
    Equity pickup                                                  74,012      42,896       57,242        3,601
   Interest on shareholders' equity of subsidiaries                     -           -        1,086          976
Others                                                                762       2,453         (981)       4,447
Income and social contribution tax losses                               -      (3,471)            -      (3,471)
Reversal of the provision at realizable value of IR/CS of
   Granja Rezende                                                       -           -            -       26,070
Provision for income and social contribution taxes on profits
   arising abroad                                                   8,621     (38,480)       8,621      (21,687)
                                                               --------------------------------------------------
INCOME AND SOCIAL CONTRIBUTION TAXES AT EFFECTIVE RATES            38,233     (57,907)      13,049      (47,775)
                                                               ==================================================


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


13.  INCOME AND SOCIAL CONTRIBUTION TAXES (Continued)

     b) Composition of the balance of deferred income and social contribution taxes

                                                                   COMPANY                CONSOLIDATED
                                                          ----------------------------------------------------
                                                             2002         2001         2002         2001
                                                          ----------------------------------------------------
ASSETS:
DEFERRED TAXES:
   Provision for contingencies                                 18,948        13,830      18,948        18,635
   Provision for employees bonus                                    -         5,100           -         5,292
   Tax loss                                                    42,490        35,700      42,490        58,628
   Summer plan depreciation                                     5,972         6,690       5,972         6,690
   Others                                                       6,134         4,207       6,783         4,379
                                                          ----------------------------------------------------
TOTAL DEFERRED TAX ASSETS                                      73,544        65,527      74,193        93,624
                                                          ----------------------------------------------------
LIABILITIES:
DEFERRED TAXES:
   Depreciation - rural activity                                8,399         6,835       8,399         6,835
   Accelerated depreciation with incentives                        34           311          34           311
   Pension Plan - FAF                                          17,626             -      17,626             -
   Provision for losses arising abroad                              -        35,366           -        35,366
                                                          ----------------------------------------------------
TOTAL DEFERRED TAX LIABILITIES                                 26,059        42,512      26,059        42,512

                                                          ----------------------------------------------------
TOTAL TAXES, NET                                               47,485        23,015      48,134        51,112
                                                          ====================================================

Short-term portion, net                                        25,693        19,463      25,693        42,755
                                                          ----------------------------------------------------
LONG-TERM PORTION, NET                                         21,792         3,552      22,441         8,357
                                                          ====================================================

         Based on projections made by the Company's management, deferred income and social contribution taxes at December 31, 2002 will be used as follows:

                                                  CONSOLIDATED
                    MATURITY                          2002
                                                 ----------------
                         2003                             25,693
                         2004                             22,670
                         2005                             21,296
                         2006                              4,534
                                                 ----------------
                                                          74,193
                                                 ================

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


14.  SHAREHOLDERS' EQUITY

     a)  Capital

         Subscribed and paid-in capital is represented by the following number of shares at December 31, 2002 and 2001:

         Common shares                                   257,000,000
         Preferred shares                                426,000,000
                                                       -------------
         Total shares                                    683,000,000
         Preferred shares in treasury                      (304,288)
                                                       -------------
         Total outstanding shares                        682,695,712
                                                       =============


b)   Shareholders' remuneration

                                                                               2002           2001
                                                                       -------------------------------
Net income for the year                                                       236,126         202,607
      Legal reserve                                                          (11,806)        (10,130)
Calculation basis                                                             224,320         192,477
Distributions to shareholders
.. Dividends on retained earnings
  paid on 8/16/02                                                              11,604               -
.. Interest on shareholders' equity (net of tax withholdings of
  R$ 2,088) paid on 8/22/01:                                                                   19,243
.. Interest on shareholders' equity (net of tax withholdings of
  R$ 7,389) provisioned on 12/31/02, to be paid on em 02/14/03:                41,870               -
.. Interest on shareholders' equity (net of tax withholdings of
  R$ 2,372) provisioned on 12/31/02, to be paid on 02/21/03:                   13,432               -
.. Interest on shareholders' equity (net of tax withholdings of
  R$ 6,666) provisioned on 12/31/01, paid on 02/14/02:                                         52,208
                                                                       -------------------------------
TOTAL                                                                          66,906          71,451
Percentage in relation to the calculation basis                                29.83%          37.12%
Interest on shareholders' equity/dividends per thousand shares - R$:
Preferred shares                                                             R$101.48        R$103.40
Common shares                                                                 R$92.25         R$94.00

     c)  Statutory reserves

         Under the bylaws, 5% of net income for the year is allocated for research and development, as well as from 15% to 60% of the same base are allocated to expansion, both cases subject to the approval of the General Shareholders' Meeting.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


14.  SHAREHOLDERS' EQUITY (Continued)

     d)  Treasury stock

         The Company's treasury stock is made up of 304 lots of 1,000 preferred shares for future sale and/or cancellation.

     e)  Market value

         The market value of Sadia S.A. shares, according to the 2002 average quotation of shares negotiated on the Sao Paulo Stock Exchange - BOVESPA corresponded at December 31, 2002 to R$1,360.00 per thousand shares (R$1,250.00 at December 31, 2001). Net equity on that date was R$1,851.03 per thousand shares (R$1,642.90 at December 31, 2001).

     f) Appropriation of net income for the year

         Sadia S.A.'s net income for 2002 amounted to R$ 236,126, which was appropriated as follows: Income reserves - R$ 159,459 divided into: a) Legal reserve - R$ 11,806; b) Expansion reserve - R$ 135,847 and c) Reserve for survey and development - R$ 11,806.
         Interest on shareholders'equity and dividends were distributed to shareholders in the total amount of R$ 76,667.

     g) Shareholdings (unaudited)

          o Composition of shareholders of Sadia S.A. with more than 5% of voting shares, including individuals, at December 31, 2002 is as follows:

SHAREHOLDERS                          COMMON      %            PREFERRED    %             TOTAL          %
                                 ------------------------------------------------------------------------------
Fundacao Attilio F. X. Fontana     24,998,558     9.73%     12,566,000      2.95%      37,564,558       5.50%
Osorio Henrique Furlan             14,378,172     5.59%        557,127      0.13%      14,935,299       2.19%
Sunflower Participacoes S.A.       32,018,789    12.46%              -      0.00%      32,018,789       4.69%
Bradesco Vida e Previdencia S.A.   18,191,148     7.08%     16,342,761      3.84%      34,533,909       5.06%
Treasury stock                              -     0.00%        304,288      0.07%         304,288       0.04%
Other shareholders                167,413,333    65.14%     396,229,824    93.01%     563,643,157      82.52%
                                 ------------------------------------------------------------------------------
TOTAL                             257,000,000   100.00%     426,000,000   100.00%     683,000,000     100.00%
                                 ==============================================================================


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


14.  SHAREHOLDERS' EQUITY (Continued)

     g) Shareholdings (unaudited) (Continued)

          o Shareholding structure of Sunflower Participacoes S.A. at December 31, 2002:

SHAREHOLDERS                          COMMON     %         PREFERRED    %             TOTAL      %
                                 ----------------------------------------------------------------------
Maria Aparecida Cunha Fontana     14,084,143    43.99%         -       0.00%      14,084,143    43.99%
Attilio Fontana Neto               5,716,562    17.85%         -       0.00%      5,716,562     17.85%
Walter Fontana Filho               6,739,660    21.05%         -       0.00%      6,739,660     21.05%
Vania Cunha Fontana                5,478,424    17.11%         -       0.00%      5,478,424     17.11%
                                 ----------------------------------------------------------------------
TOTAL                             32,018,789   100.00%         -       0.00%      32,018,789   100.00%
                                 ======================================================================

          o Shareholding structure of Bradesco Vida e Previdencia S.A. at December 31, 2002:


SHAREHOLDERS                        COMMON       %        PREFERRED      %         TOTAL         %
                               -----------------------------------------------------------------------
Bradesco Seguros S.A.           791,364,353   99.9999%        -        0.00%     791,364,353  99.9999%
Other shareholders                       12    0.0001%        -        0.00%              12   0.0001%
                               -----------------------------------------------------------------------
TOTAL                           791,364,365    100.00%        -        0.00%     791,364,365   100.00%
                               =======================================================================

          o    Shareholding structure of Bradesco Seguros S.A. at December 31,
               2002:


SHAREHOLDERS                        COMMON          %     PREFERRED       %        TOTAL         %
                               -----------------------------------------------------------------------
Banco Bradesco S.A.                 625,316     99.66%        -        0.00%        625,316     99.66%
Other shareholders                    2,132      0.34%        -        0.00%          2,132      0.34%
                               -----------------------------------------------------------------------
TOTAL                               627,448    100.00%        -        0.00%        627,448    100.00%
                               =======================================================================



          o    Shareholding structure of Banco Bradesco S.A. at December 31,
               2002:


SHAREHOLDERS                                     COMMON         %         PREFERRED        %            TOTAL          %
                                             --------------------------------------------------------------------------------
Cidade de Deus Cia. Cial. de Participacoes   363,202,870,318   49.81%      642,400,000    0.09%   363,845,270,318     25.31%

Fundacao Bradesco                            120,812,774,705   16.57%   16,853,193,335    2.38%   137,665,968,040      9.57%

Other shareholders                           245,124,945,362   33.62%  691,042,018,117   97.53%   936,166,963,479     65.12%
                                             --------------------------------------------------------------------------------
                                             729,140,590,385  100.00%  708,537,611,452  100.00%  1,437,678,201,837   100.00%
                                             ==============================================================================


          o Shareholding structure of Cidade de Deus Cia. Comercial de Participacoes at December 31, 2002:


SHAREHOLDERS                               COMMON        %       PREFERRED      %          TOTAL         %
                                       ------------------------------------------------------------------------
Nova Cidade de Deus Participacoes S.A.  1,895,366,023   42.61%        -       0.00%   1,895,366,023   42.61%
Fundacao Bradesco                       1,435,576,482   32.28%        -       0.00%   1,435,576,482   32.28%
Lia Maria Aguiar                          417,744,408    9.39%        -       0.00%     417,744,408    9.39%
Lina Maria Aguiar                         417,744,408    9.39%        -       0.00%     417,744,408    9.39%
Other shareholders                        281,421,179    6.33%        -       0.00%     281,421,179    6.33%
                                       ----------------------------------------------------------------------
TOTAL                                   4,447,852,500  100.00%        -       0.00%   4,447,852,500  100.00%
                                       ======================================================================

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


14.  SHAREHOLDERS' EQUITY (Continued)

     g) Shareholding structure (unaudited) (Continued)

          o Shareholding structure of Nova Cidade de Deus Cia. Participacoes S.A. at December 31, 2002:


SHAREHOLDERS                               COMMON      %         PREFERRED      %            TOTAL       %
                                       ------------------------------------------------------------------------
Fundacao Bradesco                       70,840,798    46.30%   162,122,728     98.35%    232,963,526    73.29%
Elo Participacoes S.A.                  82,157,662    53.70%             -      0.00%     82,157,662    25.85%
Caixa Beneficente dos Func. do                   -     0.00%     2,723,027      1.65%      2,723,027     0.86%
Bradesco
                                       ------------------------------------------------------------------------
TOTAL                                  152,998,460   100.00%   164,845,755    100.00%    317,844,215   100.00%
                                       ========================================================================

          o    Shareholding structure of Elo Participacoes S.A. at December 31,
               2002:

NO SHAREHOLDER ON AN INDIVIDUAL BASIS HAS MORE THAN 5% OF THE COMPANY'S VOTING SHARES

                                          COMMON                   PREFERRED                      TOTAL
                                      ---------------------------------------------------------------------------
TOTAL                                   55,947,610                 32,612,817                  88,560,427
                                      ===========================================================================

          o Shares held by controlling shareholders, board of directors members, directors and audit committee members of Sadia S.A. at December 31, 2002:


                                          COMMON      %         PREFERRED       %            TOTAL          %
                                      ---------------------------------------------------------------------------
Controlling shareholders              172,540,340   67.14%    56,574,662      13.28%     229,115,002     33.55%
Board of directors members              8,705,831    3.39%     6,006,182       1.41%      14,712,013      2.15%
Directors                                  11,915    0.00%       641,001       0.15%         652,916      0.10%
Audit committee members                    11,859    0.00%       301,913       0.07%         313,772      0.05%
                                      ---------------------------------------------------------------------------
TOTAL                                 181,269,945             63,523,758                 244,793,703
                                      ===========================================================================

          o Shares held by controlling shareholders, board of directors members, directors and audit committee members of Sadia S.A. at December 31, 2001:


                                        COMMON         %        PREFERRED     %           TOTAL          %
                                   -----------------------------------------------------------------------------
Controlling shareholders                167,474,102   65.17%   55,478,121     13.02%    222,952,223      32.64%
Board of directors members                8,704,927    3.38%      475,094      0.12%      9,180,021       1.35%
Directors                                    13,668    0.01%      353,001      0.08%        366,669       0.05%
Audit committee members                      11,859    0.00%      301,913      0.07%        313,772       0.05%
                                   -----------------------------------------------------------------------------
TOTAL                                   176,204,556            56,608,129               232,812,685
                                   =============================================================================

          o    Outstanding shares of Sadia S.A. at December 31, 2002:


                                       ON            %            PN            %          TOTAL        %
                                 -----------------------------------------------------------------------------
Outstanding shares                    84.459.660    32,86%      369.425.338     86,72%   453.884.998   66,45%
                                 -----------------------------------------------------------------------------
TOTAL                                257.000.000   100,00%      426.000.000    100,00%   683.000.000  100,00%
                                 =============================================================================


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)

15.  FINANCIAL INCOME

                                                           COMPANY                CONSOLIDATED
                                                  ---------------------------------------------------
                                                      2002         2001        2002         2001
                                                  ---------------------------------------------------
FINANCIAL EXPENSES:
Interest                                             (183,882)    (103,708)   (214,952)    (160,341)
Monetary variations - liabilities                     (32,256)      (6,948)    (36,009)     (18,142)
Exchange variations - liabilities                    (392,593)    (182,128)   (413,113)    (184,067)
Others                                                (52,494)     (34,701)    (66,758)     (49,722)
                                                  ---------------------------------------------------
                                                     (661,225)    (327,485)   (730,832)    (412,272)
                                                  ===================================================
FINANCIAL INCOME:
Interest                                                85,331       41,888     182,253      118,576
Monetary variations - assets                            49,949        8,695      60,426        9,676
Exchange variations - assets                           277,794       11,403     284,127       11,849
Others                                                   9,127       13,269      20,663       23,799
                                                  ---------------------------------------------------
                                                       422,201       75,255     547,469      163,900
                                                  ===================================================

                                                  ---------------------------------------------------
                                                     (239,024)    (252,230)   (183,363)    (248,372)
                                                  ===================================================


16.  FINANCIAL INSTRUMENTS

     a)  Risk management

         The Company has a financial committee, which is responsible for defining strategies, determination of position limits and exposure to exchange variation resulting from international operations and borrowings in foreign currency. As such, the Company maintains short-term investments denominated in U.S. dollars as hedge against the effects of exchange variation on borrowings also denominated in U.S. dollars.

         Further, to minimize the effects of exchange variation, derivative instruments are used as a foreign exchange block, rate swap (dollar to CDI), N.D.F. (Note Deliverable Forward), in addition to receivables in U.S. dollars from exports, which also reduce exchange variation exposure as a "natural hedge".

                                                        CONSOLIDATED
                                              ---------------------------------
ASSETS AND LIABILITIES IN FOREIGN CURRENCY         2002            2001
                                              ---------------------------------
Cash and short-term investments                    1,190,192           736,763
Trade accounts receivable                            207,946           186,915
Derivatives in U.S. dollars - rate swap              812,280           153,025
Trade accounts payable                              (42,396)          (35,692)
Loans and financing                              (2,388,917)       (1,171,512)
                                              ---------------------------------
                                                   (220,895)         (130,501)
                                              =================================

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


16.  FINANCIAL INSTRUMENTS (Continued)

     b) Estimated market value

         Financial assets and liabilities are presented in the balance sheet at cost plus accrued income and expenses and recorded according to the corresponding expected realization.

         Consolidated nominal value of outstanding rate swap at December 31, 2002 was R$812,280 (R$153,025 in 2001). The market value of derivative contracts at December 31, 2002, estimated based on market price quotations for similar contracts, approximated corresponding book values. Differences in receivables in connection with these contracts are included in short-term investments under Receivables-Swap in the amount of R$121,497 (R$17,276 net payable in 2001) and in the statement of income under income (expense) from exchange variation.

         Estimated market values of financial instruments as compared with accounting balances are presented in the table below:


                                                        2002                                    2001
                                      ---------------------------------------------------------------------------------
                                           BOOK VALUE         MARKET VALUE         BOOK VALUE         MARKET VALUE
                                      ---------------------------------------------------------------------------------
Cash                                          142,983             142,983              45,930              45,930
Short-term investments - local                993,064             993,064             195,129             195,129
currency
Short-terminvestments - foreign             1,179,089           1,002,421             725,329             723,490
currency
Trade accounts receivable                     415,212             415,212             395,530             395,530
Loans and financing                         3,207,664           3,207,664           1,819,228           1,819,228
Trade accounts payable                        250,400             250,400             175,752             175,752

     c) Credit risk

         The Company is potentially exposed to credit risk in relation to its trade accounts receivable, short-term investments and derivative instruments. The Company limits the risk in connection with these financial instruments placing them with highly rated financial institutions. The Company does not require guarantee for these financial instruments.

         The concentration of credit risk in relation to accounts receivable is minimized due to the significant number of customers. As a rule, the Company does not require guarantee for accounts receivable. An allowance for doubtful accounts was set up based on losses on receivables expected by management.

          Expenses with doubtful accounts total R$24,956 at December 31, 2002 (R$ 16,955 in 2001).


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


16.  FINANCIAL INSTRUMENTS (Continued)

     d) Financial indebtedness

         Financial indebtedness comprises financial assets (cash, banks and short-term investments) and financial liabilities (loans), the composition of which at December 31 is shown below:

                                                             CONSOLIDATED
                              ----------------------------------------------------------------------------
                                              2002                                  2001
                              ----------------------------------------------------------------------------
                                                           Net                                   Net
                                 Assets    Liabilities     debt       Assets    Liabilities      debt
                              ----------------------------------------------------------------------------
Short-term
Local currency                   1,057,623     814,424      243,199     218,513      301,270     (82,757)
Foreign currency                   255,161   1,188,080    (932,919)     136,025      628,191    (492,166)
                              ----------------------------------------------------------------------------
                                 1,312,784   2,002,504    (689,720)     354,538      929,461    (574,923)
                              ============================================================================
Long-term
Local currency                      67,321     816,603    (749,282)      11,112      499,471    (488,359)
Foreign currency                   935,031     388,557      546,474     600,738      390,296      210,442
                              ----------------------------------------------------------------------------
                                 1,002,352   1,205,160    (202,808)     611,850      889,767    (277,917)
                              ----------------------------------------------------------------------------
                                 2,315,136   3,207,664    (892,528)     966,388    1,819,228    (852,840)
                              ============================================================================


17.  INSURANCE (UNAUDITED)

      The Company and its subsidiaries adopt the policy of maintaining insurance coverage at levels considered to be appropriate by management to cover any risks related to liability or damages involving their assets. Due to the characteristics of its operations carried out in multiple locations, management retains insurance coverage under the concept of maximum possible loss in one event, which covers fire, comprehensive general liability and miscellaneous risks (storm, lightning and flood). Additionally, the Company retains insurance coverage for the transportation of goods, personal injury and vehicles.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


18.  TRANSACTIONS AND BALANCES WITH RELATED PARTIES

     Transactions with related parties are carried at normal market prices and conditions similar to those with third parties. Intercompany balances presented in the balance sheet as of December 31, 2002 and 2001 are set out below.


                             BALANCE SHEET ACCOUNTS

                                     CURRENT           NONCURRENT            CURRENT              NONCURRENT
COMPANY                               ASSETS             ASSETS            LIABILITIES           LIABILITIES
                               -----------------------------------------------------------------------------------
                                  2002      2001       2002              2002         2001     2002       2001
                                                               2001
                               -----------------------------------------------------------------------------------
Sadia International Ltd.       213,978    194,344     27,110       -     (23,036) (17,795)           -   (16,705)
Sadia Argentina S.A.             2,243    12,682           -       -            -      (2)           -          -
Sadia Uruguay S.A.               1,021       488           -       -            -        -           -          -
Sadia Chile S.A.                   611       814           -       -            -     (48)           -          -
Laxness F. C. P. A. S.A.       125,584         -           -       -            -        -           -          -
Concordia C.V.M.C.C.             2,716     2,438           -       -            -        -           -          -
BRF Trading S.A.                    80         -           -       -            -        -           -          -
Granja Rezende S.A.                  -    20,046           -     200            - (91,893)           -          -
Rezende Oleo Ltda.                   -         -           -       -            -        -       (823)          -
Rezende Marketing e Comun.           -         -          50       -            -        -           -          -
Ltda.
                               -----------------------------------------------------------------------------------
                               346,233    230,812     27,160     200     (23,036) (109,738)      (823)   (16,705)
                               ===================================================================================


                          STATEMENT OF INCOME ACCOUNTS

COMPANY                                  PURCHASE                     SALE                  FINANCIAL
                                 ---------------------------------------------------------------------------
                                     2002         2001         2002         2001         2002       2001
                                 ---------------------------------------------------------------------------
Sadia International Ltd.                    -        (150)      972,636     1,046,928     (1,495)  (10,468)
Sadia Argentina S.A.                        -            -        2,561        49,467           -         -
Sadia Uruguay S.A.                          -            -        2,924         3,197           -         -
Sadia Chile S.A.                            -            -       10,556         7,999           -         -
Laxness F. C. P. A. S.A.                    -            -      290,786             -           -         -
Granja Rezende S.A.                 (447,549)    (272,225)       33,612        40,357           -         -
                                 ---------------------------------------------------------------------------
                                    (447,549)    (272,375)    1,313,075     1,147,948     (1,495)  (10,468)
                                 ===========================================================================


19.  PRIVATE PENSION PLAN

      The Company and its subsidiary Concordia S.A. CVMCC are the sponsors of a supplementary social security plan under the defined benefit arrangement for its employees and managed by the Attilio Francisco Xavier Fontana Foundation.

      The pension supplementary benefit is defined as being the difference between (i) the benefit wage (updated average of the last 12 participation salaries, limited to 80% of the last participation salary) and (ii) the amount of pension paid by the National Institute of Social Security. Supplementary benefit is updated on the same base date and based on the indices applicable to the category of the main activity of the Company, actual gains discounted.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)

19.  PRIVATE PENSION PLAN (Continued)

     The actuarial system is that of capitalization for supplementary retirement and pension income and of simple apportionment for other benefits.

     The sponsoring companies' contribution is based on a fixed percentage of the payroll of active participants, as annually recommended by independent actuaries and approved by the trustees of the Fundacao Attilio Francisco Xavier Fontana.

     The parent company contributions totaled at December 31, 2002 and 2001, R$1,642 and R$1,470, respectively, and R$1,741 and R$1,522 in consolidated, respectively.

     According to the Foundation's bylaws, the sponsoring companies are jointly liable for the obligations undertaken by the Foundation before its participants and dependents.

     In December 2002, the Foundation filed with the Ministry of Social Security an application for authorization to amend its bylaws and the regulations of the benefits plan that it administers in order to adapt them to Complementary Law No. 109, dated May 29, 2001.

     In addition to the pension plan the Company offers the following benefits:

     o Payment of the penalty in connection with Government Severance Indemnity Fund for Employees on employee retirement;
     o    Payment of bonus for length of service;
     o    Payment of indemnification on dismissal; and
     o    Payment of indemnification on retirement.

     In accordance with Resolution No.371, at December 31, 2002 the Company recognized an adjustment to actuarial liabilities resulting from benefits to which employees will be entitled to for length of service in the amount of R$63,142 (R$55,797 in 2001). The actuarial study made by an independent actuary at base date December 31, 2002 presented net assets of R$114,982 (R$106,881 in 2001). During the year the amount of R$17,370 was recognized as deferred income and social contribution taxes and R$257 referring to tax on the actuarial adjustment of 2002.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)


19. PRIVATE PENSION PLAN (Continued)

                                                  CONSOLIDATED
                                           ----------------------------
                                               2002          2001
                                           ----------------------------
      Actuarial assets                           114,982       106,881
      Benefits to employees                     (63,142)      (55,797)
                                           ----------------------------
      Net recognized assets                       51,840        51,084
                                           ============================

     On December 31, 2002, the Foundation had 31,456 participants (28,310 in December 2001), 28,293 of which being active participants, i.e. paying contributions (25,991 in December 2001).

     o Reconciliation of assets and liabilities recognized in the balance sheet is set out below:

                                                         ASSETS RECOGNITION
                                                       2002            2001
                                                    -------------- -------------

      Present value of actuarial liabilities          (493,930)     (446,175)
      Fair value of plan assets                        545,770       497,259
                                                    -------------- -------------
      Covered liabilities                               51,840        51,084
                                                    ============== =============

     o The amounts to be recognized in the statement of income are stated below:

                                                         2002            2001
                                                    -------------- -------------

     Gross current cost of services                     20,542        21,601
     Contribution of participants                       (5,482)       (4,849)
     Net current cost of services                       15,060        16,752
     Interest on actuarial liabilities                  56,875        49,209
     Expected earnings on plan assets                  (60,873)      (55,579)
                                                    -------------- -------------
     TOTAL EXPENSES                                     11,062        10,382
                                                    ============== =============

     o    The main actuarial assumptions at December 31 as set out below:

ECONOMIC ASSUMPTIONS                                     2002            2001
                                                    -------------- -------------

Discount rate                                       11.30% P.A. (*)      6% p.a.
Investment return rate                              12.35% P.A. (*)      6% p.a.
Salary increase                                        7.10%P.A.          2%a.a.
Updating of benefit and updating of INSS benefit        5% P.A.           Nihil
Inflation                                               5% P.A.          5% p.a.
(*) Nominal interest rate

     Sadia's Board of Directors decided to adopt a new supplementary social security plan under the defined contribution arrangement for all those hired by Sadia, its subsidiaries and the Foundation as from January 1, 2003.

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)

19.  PRIVATE PENSION PLAN (Continued)

     On December 31, 2002 the private pension plan of the Attilio Francisco Xavier Fontana Foundation no longer accepted new participants, the surplus existing at this date being earmarked for maintenance of the benefit to all those assisted.

     Unibanco AIG Seguros will be the administrator of this new fund for defined contribution.


20.  ADDITIONAL INFORMATION

     The statements of cash flow and added value are presented as Additional Information to the annual financial information.

     a)  Statement of Cash Flow

         The statement of cash flow was prepared by the indirect method based on accounting records in accordance with the instructions established in the NPC 20 of the Brazilian Institute of Independent Auditors - IBRACON.


                                                          COMPANY                  CONSOLIDATED
                                                --------------------------------------------------------
                                                    2002          2001          2002          2001
                                                --------------------------------------------------------

  Net income for the year                             236,126       202,607       234,092      202.,607
  Adjustments to reconciled net income to cash generated by operating activities
  Variation in minority interest                            -             -           337           439
  Accrued interest, net of interest paid              276,105       211,080       185,569       226,799
  Depreciation, amortization and depletion            113,924        96,649       122,485       114,652
  Equity pickup                                     (217,681)     (126,748)      (89,314)      (11,174)
  Deferred taxes                                     (24,470)        18,712         2,978         8,880
  Contingencies                                        15,053      (52,189)           484      (48,964)
  Permanent asset disposals                             6,154         5,668         5,293           325
  Variation in operating assets and
  liabilities:
  Trade notes receivable                             (93,303)     (212,781)           200      (62,231)
  Inventories                                       (348,007)      (51,462)     (215,729)     (131,740)
  Recoverable taxes, prepaid expenses and              28,710        86,405      (59,431)      (14,374)
  others
  Assets for sale                                    (22,396)             -             -             -
  Judicial deposits                                  (13,225)         8,022      (12,331)         7,254
  Trade accounts payable                               20,853        90,995        74,648        17,559
  Advances from customers                               (116)      (79,679)       (1,273)             -
  Taxes payable, salaries payable and others           67,971        18,140        85,488        44,527
                                                --------------------------------------------------------
  Net cash generated by operating activities           45,698       215,419       333,496       354,559
  Investment activities:
  Funds from sale of permanent assets                   4,934        48,839         7,530        67,059
  Purchase of permanent assets                      (135,480)      (95,704)     (121,352)     (110,500)
  Short-term investments                          (1,293,202)     (703,641)   (1,498,696)   (3,637,116)
  Investment redemption                               587,120       653,510       773,391     3,767,523
  Net cash from investment activities               (836,628)      (96,996)     (839,127)        86,966


                           SADIA S.A. AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                           December 31, 2002 and 2001
                             (In thousands of reais)


20. ADDITIONAL INFORMATION (Continued)

    Loans:
    Loans received                                  1,764,512       698,557     2,002,265     1,230,977
    Loans repaid                                    (796,566)     (753,444)   (1,325,787)   (1,598,037)
    Dividends paid                                   (73,794)      (52,572)      (73,794)      (52,572)
                                                --------------------------------------------------------
    Net cash from loans                               894,152     (107,459)       602,684     (419,632)
                                                --------------------------------------------------------
    Cash at beginning of year                          28,628        17,664        45,930        24,037
    Cash at end of year                               131,850        28,628       142,983        45,930
                                                --------------------------------------------------------
    Increase in cash, net                             103,222        10,964        97,053        21,893
                                                ========================================================

     b)  Statement of Consolidated Added Value

         The added-value statement presents generation and distribution of revenues as presented in the statement of income for the period. Said revenues were basically distributed among human resources, third-party capital, government and shareholders.

         The added-value statement was prepared based on the model provided by the Institute for Accounting, Actuarial and Financial Research of the University of Sao Paulo.


                                                                   CONSOLIDATED
                                                        ------------------------------------
                                                                JANUARY TO DECEMBER
                                                        ------------------------------------
                                                              2002              2001
                                                        ------------------------------------

Revenues/Income                                                5,252,017          4,097,922
- Revenues generated by operations
      Sale of products, goods and services                     4,638,559          3,935,650
- Income from third parties                                      613,458            162,272
                                                        ------------------------------------
      Other operating results                                   (23,827)           (15,202)
      Financial income                                           547,469            163,900
      Equity pickup                                               89,314             11,175
      Other nonoperating results                                     502              2,399
Raw materials from third parties                             (2,230,186)        (1,776,313)
Services rendered by third parties                             (976,235)          (753,670)
Value added to be distributed                                  2,045,596          1,567,939
                                                        ------------------------------------
Distribution of value added
- Human resources                                                545,510            477,847
- Interest on third-party capital                                703,148            395,012
- Government                                                     415,743            367,327
                                                        ------------------------------------
      ICMS                                                       308,395            276,082
      PIS/COFINS                                                  91,160             24,673
      Income and social contribution taxes                      (13,049)             47,775
      CPMF and others                                             29,237             18,797
- Shareholders (Dividends)                                        76,667             80,205
- Retention                                                      304,528            247,548
                                                        ------------------------------------
      Depreciation/Amortization/Depletion                        122,485            114,650
      Retained profits                                           157,087            121,963
      Others                                                      24,956             10,935

                           SADIA S.A. AND SUBSIDIARIES

                           December 31, 2002 and 2001
                             (In thousands of reais)



20.  ADDITIONAL INFORMATION (Continued)

     Board of Directors

Romano Ancelmo Fontana Filho       Chairman
Attilio Fontana Neto               Member
Osorio Henrique Furlan             Member
Ottoni Romano Fontana Filho        Member
Sergio Fontana dos Reis            Member
Marise Pereira Fontana Cipriani    Member
Karlos Heinz Rischbieter           Member
Moises Pinsky                      Member
Alcides Lopes Tapias               Member
Vicente Falconi Campos             Member
Roberto Faldini                    Member

   Officers

Walter Fontana Filho               Chied Executive Officer
Eduardo Fontana D'Avila            Industrial Director
Gilberto Tomazoni                  Marketing and Sales Director
Luiz Gonzaga Murat Junior          Director of Administration and Finance and
                                   Investor elations
Flavio Riffel Schmidt              Information Technology Director
Alfredo Felipe da Luz Sobrinho     Director of Institutional and Legal
                                   Relations
Adilson Serrano Silva              Human Resources Director
Antonio Paulo Lazzaretti           Development of Processes and Products
                                   Director
Artemio Fronza                     Director of Poultry Production Agribusiness
Flavio Luis Favero                 Director of Production of Industrialized
                                   Products
Guilhermo Henderson Larrobla       International Sales Director - Middle East
Juan Carlos Casas Serra            Director of Production - Pork
Roberto Banfi                      International Sales Director
Ronaldo Korbag Muller              Director of Production - Poultry
Valmor Savoldi                     Supply Director

Claudio Lemos Pinheiro             Jairo Aldir Wurlitzer        Auluz Prestes
Corporate Controllership Manager   Accounting Manager           Accountant
                                   CRC/SC 13.937                CRC/SP 213.771